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                                  EXHIBIT 23.2
                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2000, except for Note 12, as to which the
date is April 25, 2000, and except for Note 13, as to which the date is May   ,
2000 in the Registration Statement on Form S-1 and the related Prospectus of Fort Point Partners Inc. dated on or about May 3, 2000.

San Francisco, California

The foregoing consent is in the form that will be signed upon the completion of the reincorporation described in Note 13 to the financial statements.

                                          /s/ Ernst & Young LLP

San Francisco, California
May 3, 2000